As filed with the Securities and Exchange Commission on January 29, 2002
                                                         Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM F-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               VIVENDI UNIVERSAL
            (Exact name of Registrant as specified in its charter)


        Republic of France                   7389                    None
 (State or other jurisdiction of       (Primary Standard        (I.R.S. Employer
   incorporation or organization)   Industrial Classification    Identification
                                       Code Number)                    No.)

             42, avenue de Friedland 75380 Paris Cedex 08, France
                              33 (1) 71 71 10 00
              (Address, including zip code, and telephone number,
                including area code, of Registrant's principal
                              executive offices)
                              __________________

                      Vivendi Universal U.S. Holding Co.
                               800 Third Avenue
                                   7th Floor
                           New York, New York 10022
                                (212) 572-7000
           (Name, address, including zip code and telephone number,
                  including area code of agent for service)
                              __________________
                                with a copy to:

           Faiza J. Saeed                              Elena Baxter
       Cravath, Swaine & Moore                          Bredin Prat
          Worldwide Plaza                          130 rue du Fauboug
         825 Eighth Avenue                             Saint Honore
     New York, NY 10019-7472                           Paris 75008
          (212) 474-1000                          33 (1) 44 35 35 35
                              __________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              __________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
Title of                                                  Proposed                Proposed
each class of                                              maximum                 maximum              Amount of
securities to                        Amount                 price                 aggregate            registration
be registered (1)             to be registered(1)        per share(2)           offering price              fee

Ordinary Shares, nominal           37,593,684              45.95                 1,727,429,780          158,923.54
value (euro) 5.50 per share.

(1) This Registration Statement relates to the Registrant's Ordinary Shares, nominal value (euro) 5.50 per share that the selling shareholders named in this Registration Statement in the section "Selling Shareholders" may offer from time to time. A separate Registration Statement on Form F-6
     (Registration No. 12820) was filed on November 3, 2000 and declared effective on December 7, 2000 in connection with the Registrant's
     American Depositary Shares, each representing one Ordinary Share of the Registrant to be sold pursuant to this Registration Statement.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low prices of the Registrant's American
     Depositary Shares as reported by the New York Stock Exchange on January 25,
     2002, a date within five business days of the date of filing of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


==============================================================================

PROSPECTUS

                SUBJECT TO COMPLETION, DATED JANUARY 29, 2002

                               VIVENDI UNIVERSAL
             (organized under the laws of the Republic of France)

                          37,593,684 Ordinary Shares
                   represented by American Depositary Shares




          This prospectus relates to 37,593,684 Ordinary Shares of Vivendi Universal ("Ordinary Shares") represented by American Depositary Shares ("ADSs") that the selling shareholders named in this prospectus in the section "Selling Shareholders" may offer and sell from time to time. The selling shareholders may be deemed to be acting as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933 (the "Securities Act") with respect to any Ordinary Shares represented by ADSs they offer and sell pursuant to this prospectus, and any such offers and sales may be deemed to be made indirectly on our behalf. We will not receive any part of the proceeds from the sale of these shares by the selling shareholders.

          Ordinary Shares are traded on the Paris stock exchange under the Code Isin "FR0000127771". ADSs representing Ordinary Shares are traded on the New York Stock Exchange under the symbol "V". Each ADS represents one Ordinary Share. ADSs representing the Ordinary Shares offered hereby will be listed on such exchange, subject to official notice of issuance.

          As of January 28, 2002, the latest practicable date prior to the date of this prospectus, the closing price on the New York Stock Exchange for the ADSs was $46.31 per share.

          You should consider all of the information contained in this prospectus, and accompanying prospectus supplements if any, before making an investment decision.

          INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                               _________________

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.







* The information in this prospectus is not complete and may be changed. The selling shareholers may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.






                      The date of this prospectus is [o].

                               TABLE OF CONTENTS

     About This Prospectus...................................................2
     Forward-Looking Information.............................................2
     Prospectus Summary......................................................3
     Risk Factors............................................................4
     Where You Can Find More Information.....................................9
     Use of Proceeds........................................................10
     Selling Shareholders...................................................11
     Expenses...............................................................12
     Plan of Distribution...................................................12
     Validity of Securities.................................................15
     Experts................................................................15


                                ______________

                             ABOUT THIS PROSPECTUS

          This prospectus is part of a Registration Statement that we are filing with the Securities and Exchange Commission (the "Commission") on behalf of the selling shareholders named in this prospectus in the section "Selling Shareholders" utilizing a "shelf" registration process. Under this shelf process, the selling shareholders may, from time to time over approximately the next two years, offer and sell up to 37,593,684 Ordinary Shares, represented by ADSs, described in this prospectus in one or more offerings.

          This prospectus provides you with a general description of the securities that the selling shareholders may offer and sell. Each time the selling shareholders offer or sell such securities, if required, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplements, if any, together with additional information described under the heading "Where You Can Find More Information" beginning on page 9 of this prospectus.

          You should rely only on the information provided in this prospectus and in prospectus supplements, if any, including the information incorporated by reference. We have not authorized anyone to provide you with different information. The selling shareholders are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or supplement to this prospectus, if any, is accurate at any date other than the date indicated on the cover page of those documents.


                          FORWARD-LOOKING INFORMATION

          The Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This prospectus contains "forward-looking statements" as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expects," "projects," "intends," "plans," "believes," "will" and words and terms of similar substance typically indicate forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of factors and uncertainties, some of them being discussed under "Risk Factors" hereafter, that could cause actual results to differ materially from those described in the forward-looking statements.

          You are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date they were made. Vivendi Universal is not under any obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to Vivendi Universal, its affiliates or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referred to in this section.



                              PROSPECTUS SUMMARY

This summary may not contain all the information that may be important to you. You should read the entire prospectus and any prospectus supplement before making an investment decision. Unless the context requires otherwise, references to "we", "us" and "our" mean Vivendi Universal and its subsidiaries.


DESCRIPTION OF VIVENDI UNIVERSAL

          We are engaged in the Media and Communications business and, through our subsidiary Vivendi Environnement, the Environmental Services business.

          The media and communications business is divided into five business segments: Music, Publishing, TV and Film, Telecoms and Internet. The Music business is conducted through Universal Music Group which develops, acquires, manufactures, markets and distributes recorded music through wholly owned operations or licensees in 63 countries around the world. Universal Music Group's other businesses also include one of the world's largest music publishing companies, which involves the acquisition of rights to, and licensing of, musical compositions. The Publishing business is a worldwide content leader in its core markets: publishing, including education and literature, games, and consumer press. It provides content across multiple platforms, including print, multimedia, on the wired Internet and to PDAs (Personal Digital Assistants) via WAP (Wireless Application Protocol) technology. The TV and Film business produces and distributes motion picture, television and home video/DVD products worldwide, operates and has ownership interests in a number of cable and pay-TV channels, engages in the licensing of merchandising and film property rights and operates theme parks and retail stores around the world. Upon consummation of the transactions referred to in the paragraph below, the TV and Film business will be conducted through Vivendi Universal Entertainment ("VUE"). The Telecoms business provides a broad range of telecommunications services, including mobile and fixed telephony, Internet access and data services and transmission, principally in Europe. The Internet business manages the strategic Internet initiatives and new online ventures for Vivendi Universal. Utilizing digital distribution technology, the Internet business develops e-commerce, e-services and thematic portals that offer access to the Internet via a variety of devices, including mobile phones, PDAs, interactive TV and computers.

          On December 17, 2001, Vivendi Universal announced an agreement among Vivendi Universal, Universal Studios, Inc. ("Universal", a subsidiary of Vivendi Universal), Liberty Media Corporation ("Liberty Media"), USA Networks, Inc. ("USA Networks") and Barry Diller relating to a series of transactions pursuant to which Vivendi Universal would, subject to the satisfaction of certain conditions precedent, acquire through a joint venture control of the entertainment assets of USA Networks, Universal currently holds an effective 43% equity interest in USA Networks. Upon consummation of the transactions, Universal will have a 93% equity


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


interest in VUE which would own Universal's TV, Film and recreation businesses and the entertainment assets of USA Networks (USA Films, Studios USA and USA Cable).

          Vivendi Environnement is a 63-percent owned subsidiary of Vivendi Universal, which operates its environmental services business, and has operations around the globe. Vivendi Environnement has filed a registration statement with the Commission on Form 20-F dated September 26, 2001, and has outstanding shares represented by American depositary shares listed on the New York Stock Exchange (ticker "VE").

          We are incorporated under the laws of the Republic of France. Our executive offices are located at 42, avenue de Friedland 75380 Paris Cedex 08, France and our telephone number is 33 (1) 71 71 10 00.


THE OFFERING

    Stock Offered............ 37,593,684 Ordinary Shares, represented by ADSs.

    Use of Proceeds.......... We will not receive any of the proceeds from the sale by the selling shareholders listed on page 11 of this prospectus.

    NYSE Symbol.............. V.



                                 RISK FACTORS

          You should carefully consider the risk factors described below in addition to the other information presented in this document.

WE MAY SUFFER REDUCED PROFITS OR LOSSES AS A RESULT OF INTENSE COMPETITION.

          Most of the industries in which we operate are highly competitive and require substantial human and capital resources. Many other companies serve each of the markets in which we compete. From time to time, our competitors may reduce their prices in an effort to expand market share. Our competitors also may introduce new technologies or services or improve the quality of their services. We may lose business if we are unable to match the prices, technologies or service quality offered by our competitors.

          In addition, content and integration of content with communications access are increasingly important parts of the communications business and are key elements of our strategy. In accordance with that strategy, our communications business relies on some important third-party content. There is no assurance that the desired rights to content will be available on commercially reasonable terms, and as the communications business becomes more competitive, the cost of obtaining this third-party content could increase. Any of these competitive effects could have an adverse effect on our business and financial performance.

WE MAY NOT BE ABLE TO RETAIN OR OBTAIN REQUIRED LICENSES, PERMITS, APPROVALS AND CONSENTS.

          We need to maintain, renew or obtain a variety of permits and approvals from regulatory authorities to conduct and expand each of our businesses. The process for obtaining these permits and approvals is often lengthy, complex and unpredictable. Moreover, the cost of renewing or obtaining permits and approvals may be prohibitive. If we are unable to retain or obtain the permits and approvals we need to conduct and expand our businesses, in particular, licenses to provide telecommunications services, at a reasonable cost and in a timely manner, our ability to achieve our strategic objectives could be impaired. The regulatory environment in which our businesses operate is complex and subject to change, and adverse changes in that environment could impose costs on us and/or limit our revenue.

DEMAND FOR OUR INTEGRATED COMMUNICATIONS AND ENVIRONMENTAL MANAGEMENT SERVICES MAY BE LESS THAN WE EXPECT.

          We believe that important factors driving our growth in the next several years will be increased demand for (i) integrated communications and content services that are accessible through a variety of communications devices and (ii) large-scale, integrated environmental management services. Although we expect markets for both types of services to develop rapidly, our expectations may not be realized. If either market does not grow or does not grow as quickly as we expect, our profitability and the return we earn on many of our investments may suffer.

THE INTEGRATION OF USA NETWORKS' ENTERTAINMENT ASSETS INTO VIVENDI UNIVERSAL MAY BE DIFFICULT AND EXPENSIVE TO ACHIEVE AND MAY NOT RESULT IN THE BENEFITS CURRENTLY ANTICIPATED.

          We may not be able to integrate successfully or manage profitably the entertainment assets we are acquiring through a joint venture from USA Networks. We may not achieve the revenue or profitability increases or cost savings currently anticipated to arise from the proposed transactions. The transactions, while expected to be accretive to earnings in 2002, may fail to be accretive or may become accretive later than expected. To realize the anticipated benefits of the transactions, our management must implement a business plan that will effectively combine operations that are diverse in terms of the products and services they offer, as well as in management, compensation and business culture. If our management is not able to implement a business plan that effectively integrates its acquired operations, the anticipated benefits of the transactions may not be realized.

WE MAY HAVE DIFFICULTY ENFORCING OUR INTELLECTUAL PROPERTY RIGHTS.

          The decreasing cost of electronic equipment and related technology has made it easier to create unauthorized versions of audio and audiovisual products such as compact discs, videotapes and DVDs. A substantial portion of our revenue comes from the sale of audio and audiovisual products that are potentially subject to unauthorized copying. Similarly, advances in Internet technology have increasingly made it possible for computer users to share audio and audiovisual information without the permission of the copyright owners and without paying royalties to holders of applicable intellectual property or other rights. Intellectual property rights to information that is potentially subject to widespread, uncompensated dissemination on the Internet represents a substantial portion of our market value. If we fail to obtain appropriate relief through the judicial process or the complete enforcement of judicial decisions issued in our favor, or if we fail to develop effective means of protecting our intellectual property or entertainment-related products and services, our results of operations and financial position may suffer.

WE MAY NOT BE ABLE TO MEET ANTICIPATED CAPITAL REQUIREMENTS FOR CERTAIN TRANSACTIONS.

          We routinely engage in projects that may require us to seek substantial amounts of funds through various forms of financing. Our ability to arrange financing for projects and the cost of capital depends on numerous factors, including general economic and capital market conditions, availability of credit from banks and other financial institutions, investor confidence in our businesses, success of current projects, perceived quality of new projects and tax and securities laws that are conducive to raising capital.

OUR CONTENT ASSETS IN TV, MOTION PICTURES AND MUSIC MAY NOT BE COMMERCIALLY SUCCESSFUL.

          We expect a significant amount of our revenue to come from the production and distribution of content offerings such as feature films, television series and audio recordings. The success of content offerings depends primarily upon their acceptance by the public, which is difficult to predict. The commercial success of a film, television series or audio recording depends on the quality and acceptance of competing offerings released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change quickly. Because we expect the popularity of our content offerings to be a significant factor driving the growth of our communications services, its failure to produce films, television series and audio recordings with broad consumer appeal could materially harm our business and prospects for growth.

WE MAY NOT BE SUCCESSFUL IN DEVELOPING NEW TECHNOLOGIES OR INTRODUCING NEW PRODUCTS AND SERVICES.

          Many of the industries in which we operate are subject to rapid and significant changes in technology and are characterized by the frequent introduction of new products and services. Pursuit of necessary technological advances may require substantial investments of time and resources and we may not succeed in developing marketable technologies. Furthermore, we may not be able to identify and develop new product and service opportunities in a timely manner. Finally, technological advances may render our existing products obsolete, forcing us to write off investments made in those products and services and to make substantial new investments.

THE MARKET PRICE OF OUR ORDINARY SHARES AND OUR ADSS MAY BE SUBJECT TO THE VOLATILITY GENERALLY ASSOCIATED WITH INTERNET AND TECHNOLOGY COMPANY SHARES.

          The market for shares of Internet and technology companies has, over the past two years, experienced extreme price and volume volatility that has often been unrelated or disproportionate to the operating performance of those companies. Because our value is based in part on our Internet and other high technology operations, the price of our Ordinary Shares and ADSs that represent them may be subject to similar volatility.

PROVISIONS IN MANY OF THE ENVIRONMENTAL CONTRACTS OF OUR SUBSIDIARY, VIVENDI ENVIRONNEMENT, MAY CREATE SIGNIFICANT RESTRICTIONS OR OBLIGATIONS ON ITS BUSINESS OR ALLOW ITS CUSTOMERS TO MODIFY OR TERMINATE THOSE CONTRACTS.

          Contracts with governmental authorities make up a significant percentage of the revenue of our 63% effectively owned subsidiary, Vivendi Environnement. Vivendi Environnement is subject to various statutes and regulations that apply to companies that contract with governmental authorities that differ from laws governing private contracts. In civil law countries such as France, for instance, government contracts often allow the governmental authority to modify or terminate the contract unilaterally in certain circumstances. Although Vivendi Environnement is generally entitled to full indemnification in the event of a unilateral modification or termination of a contract by a governmental authority, such modifications or terminations could reduce its revenue and profits if full indemnification is not available.

WE MAY INCUR ENVIRONMENTAL LIABILITY IN CONNECTION WITH PAST, PRESENT AND FUTURE OPERATIONS.

          Each of our businesses, primarily in the case of Vivendi Environnement, is subject to extensive and increasingly stringent environmental laws and regulations. In some circumstances, we could be required to pay fines or damages under these environmental laws and regulations even if we exercise due care in conducting our operations, we comply with all applicable laws and regulations, and the quantity of pollutant is very small.

          In addition, courts or regulatory authorities may require us to undertake investigatory and/or remedial activities, curtail operations or close facilities temporarily or permanently in connection with applicable environmental laws and regulations. We could also become subject to claims for personal injury or property damage. Being required to take these actions or to pay environmental damages could substantially impair our business or affect our ability to obtain new business.

CURRENCY EXCHANGE RATE FLUCTUATIONS MAY NEGATIVELY AFFECT OUR FINANCIAL RESULTS, THE MARKET VALUE OF OUR ADSS AND THE VALUE OF DIVIDENDS RECEIVED BY HOLDERS OF OUR ADSS.

          We hold assets and liabilities, earn income and pay expenses of our subsidiaries in a variety of currencies. Because our financial statements are presented in euros, we must translate our assets, liabilities, revenue, income and expenses in currencies other than the euro into euros at then-applicable exchange rates when we prepare our financial statements. Consequently, increases and decreases in the value of the euro will affect the value of these items in our financial statements, even if their value has not changed in their original currency. In this regard, an increase in the value of the euro may result in a decline in the reported value, in euros, of our interests held in other currencies. To the extent this has a negative effect on our financial condition as presented in our financial statements, it could cause the price of our Ordinary Shares and ADSs to decline. In addition, dividends to holders of our ADSs will be converted from euros to U.S. dollars prior to payment. As a result, changes in currency exchange rates could affect the value of dividends that holders of our ADSs receive.

OUR BUSINESS OPERATIONS IN SOME COUNTRIES MAY BE SUBJECT TO ADDITIONAL RISKS.

          We conduct business in markets around the world. The risks associated with conducting business in some countries outside of Western Europe, the United States and Canada can include slower payment of invoices, nationalization of businesses, social, political and economic instability, increased currency exchange risk and currency repatriation restrictions, among other risks. We may not be able to insure or hedge against these risks. Furthermore, financing may not be available in countries with less than investment grade sovereign credit ratings. As a result, it may be difficult to create or maintain profit-making operations in developing markets.

SOME PROVISIONS OF OUR STATUTS COULD HAVE ANTI-TAKEOVER EFFECTS.

          Our statuts (i.e., our organizational documents) contain provisions that are intended to impede the accumulation of our shares by third parties seeking to gain a measure of control of our company. For example, in the case where a quorum of less than 60% is present at a shareholders' meeting, our statuts adjust the rights of each shareholder that owns in excess of 2% of our total voting power through the application of a formula pursuant to which the voting power of each such shareholder will be equal to that which it would possess if 100% of our shareholders were present or represented at the shareholders' meeting at which the vote takes place. In addition, our statuts provide that any person or group that fails to notify us within 15 days of acquiring or


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



disposing of at least 0.5% or any multiple of 0.5% of our Ordinary Shares or ADSs may be deprived of voting rights for those securities in excess of the unreported fraction.

PRE-EMPTIVE RIGHTS MAY NOT BE AVAILABLE TO U.S. PERSONS.

          Under French law, shareholders have pre-emptive rights to subscribe for cash issuances of new shares or other securities giving rights to acquire additional shares on a pro rata basis. U.S. holders of our shares may not be able to exercise pre-emptive rights for our shares unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional shares at a time when no registration statement is in effect and no Securities Act exemption is available. If so, U.S. holders of our shares will be unable to exercise their pre-emptive rights.

THE ABILITY OF HOLDERS OF OUR ADSS TO INFLUENCE THE GOVERNANCE OF OUR COMPANY MAY BE LIMITED.

          Holders of our ADSs representing Ordinary Shares may not have the same ability to influence corporate governance with respect to our company as shareholders in some U.S. companies would. For example, the depositary may not receive voting materials in time to ensure that holders of our ADSs representing Ordinary Shares can instruct the depositary to vote their shares. In addition, the depositary's liability to holders of our ADSs representing Ordinary Shares for failing to carry out voting instructions or for the manner of carrying out voting instructions is limited by the deposit agreement.

WE ARE EXEMPT FROM CERTAIN REQUIREMENTS UNDER THE EXCHANGE ACT.

          As a "foreign private issuer" for the purposes of the U.S. federal securities laws, we are exempt from rules under the Securities Exchange Act of 1934 (the "Exchange Act") that impose certain disclosure and procedural requirements in connection with proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions of
Section 16 of the Exchange Act and related rules with respect to their purchase and sale of our Ordinary Shares or ADSs. Moreover, we are not required to file periodic reports and financial statements with the Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, nor are we required to comply with Regulation FD, which restricts the selective disclosure of material information. Accordingly, there may be less information concerning our company publicly available than there is for U.S. public companies.

JUDGMENTS OF U.S. COURTS MAY NOT BE ENFORCEABLE AGAINST US.

          Judgments of U.S. courts, including those predicated on the civil liability provisions of the federal securities laws of the United States, may not be enforceable in French courts. As a result, shareholders who obtain a judgment against our company in the United States may not be able to require it to pay the amount of the judgment. We are a corporation organized under the laws of France. Many of our directors and officers are citizens or residents of countries other than the United States. Substantial portions of our assets are located outside the United States. Accordingly, it may be difficult for investors:

     o to obtain jurisdiction over us or our directors or officers in courts in the United States in actions predicated on the civil liability provisions of the U.S. federal securities laws;

     o to enforce against us or our directors or officers judgments obtained in such actions;

     o to obtain judgments against us or our directors or officers in original actions in non-U.S. courts predicated solely upon the U.S. federal securities laws; or

     o to enforce against us or our directors or officers in non-U.S. courts judgments of courts in the United States predicated upon the civil liability provisions of the U.S. federal securities laws.

          Actions brought in France for enforcement of judgments of U.S. courts rendered against French persons, including our directors and officers, would require those persons to waive their right to be sued in France under
Article 15 of the French Civil Code. In addition, actions in the United States under the U.S. federal securities laws could be affected under certain circumstances by the French law of July 16, 1980, which may preclude or restrict the obtaining of evidence in France or from French persons in connection with those actions.


                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Commission, a registration statement under the Securities Act to register 37,593,684 Ordinary Shares represented by ADSs to be offered and sold by the selling shareholders. We also filed a registration statement on Form F-6 relating to our ADSs which represent Ordinary Shares, Registration No. 12820, filed on November 3, 2000 and declared effective on December 7, 2000.

     The registration statement relating to the sale of our Ordinary Shares represented by ADSs by the selling shareholders, including the exhibits and schedules thereto and the documents incorporated by reference therein, contains additional relevant information about us, our Ordinary Shares and the ADSs representing Ordinary Shares. The rules and regulations of the Commission allow us to omit certain information included or incorporated by reference in such registration statement from this prospectus and any prospectus supplement.

     In addition, we file reports and other information with the Commission under the Exchange Act. You may read and copy this information at the following location of the Commission:

                             Public Reference Room
                            450 Fifth Street, N.W.
                            Washington, D.C. 20549

          You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site that contains reports and other information about issuers, like us, who file electronically with the Commission. The address of that site is http://www.sec.gov.

          You can also inspect reports and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

          The Commission allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document, or by a document that is subsequently filed with the Commission and incorporated by reference herein.

          This prospectus incorporates by reference the documents listed below that we have previously filed with the Commission. They contain important information about us and our predecessors.

Company SEC Filings                               Filing date

Annual Report on Form 20-F                        July 2, 2001

Reports of Foreign Issuer on Form 6-K             All the reports filed from
                                                  January 1, 2001 until the date
                                                  of this prospectus

Registration Statement on Form 8-A for the        December 29, 2000
registration of ADSs under the Exchange Act


          We incorporate by reference all Annual Reports on Form 20-F we file with the Commission between the date of this prospectus and the termination of the offering of the securities. In addition, we may incorporate by reference future filings on Form 6-K by identifying in such forms that they are being incorporated in this prospectus.

          You can obtain any of the documents incorporated by reference in this document through us, or from the Commission through the Commission's web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                               Vivendi Universal
                         Attention: Investor Relations
                                375 Park Avenue
                            New York, NY 10152-0192
                                (212) 572-7000
                        investor-relations@groupvu.com


          If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

                                USE OF PROCEEDS

          We will not receive any of the proceeds from the sale by the selling shareholders of the 37,593,684 Ordinary Shares represented by ADSs to which this prospectus relates.

                             SELLING SHAREHOLDERS

          Set forth below are the names of each selling shareholder and the number of Ordinary Shares represented by ADSs they will acquire at the Closing (as defined below), subject to satisfaction of certain conditions precedent, pursuant to an Agreement and Plan of Merger and Exchange (the "Merger Agreement") dated December 16, 2001 by and among Vivendi Universal, Universal, Liberty Media, certain of such selling shareholders and certain of such parties' respective affiliates. The selling shareholders will not acquire 207,248 of the 37,593,684 Ordinary Shares represented by ADSs to which this prospectus relates at the Closing. All or a portion of these 207,248 Ordinary Shares represented by ADSs will be delivered to certain selling shareholders and their affiliates after the Closing pursuant to Section 8.01 of the Merger Agreement.

          Pursuant to the Merger Agreement, we agreed to use our reasonable best efforts to maintain the effectiveness of the registration statement relating to the sale by the selling shareholders of Ordinary Shares represented by ADSs (i) for a period of two years following the consummation of the transactions contemplated by the Merger Agreement (the "Closing"), or, if earlier, (ii) until the selling shareholders disposed of all of the Ordinary Shares or the ADSs representing them. It is a condition precedent to the Closing that such registration statement be effective.

          Each of the selling shareholders is, directly or indirectly, a subsidiary of Liberty Media.

          The selling shareholders may be deemed to be acting as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act with respect to any Ordinary Shares represented by ADSs they offer and sell pursuant to this prospectus, and any such offers and sales may be deemed to be made indirectly on our behalf.

          At Closing, Liberty Media and its subsidiaries will own 37,386,436 Ordinary Shares represented by ADSs representing approximately 3.6% of our outstanding Ordinary Shares.

     Selling shareholder                 Number of Ordinary Shares represented
                                         by ADSs beneficially owned at Closing,
                                         all of which may be offered under this
                                         prospectus

     Liberty Programming Company LLC                                16,960,000
     LMC USA VI, Inc.                                                2,604,384
     LMC USA VII, Inc.                                               3,282,058
     LMC USA VIII, Inc.                                              1,227,942
     LMC USA X, Inc.                                                 3,572,044
     Liberty Media International, Inc.                               9,740,000
     Liberty HSN LLC Holdings, Inc.                                          8
     Total                                                          37,386,436


          On October 19, 1997, The Seagram Company Ltd. ("Seagram", wholly-owned by Vivendi Universal since December 8, 2000), Universal, USA Networks, Home Shopping Networks, Inc. ("HSN", a subsidiary of USA Networks), Liberty Media and Barry Diller entered into an arrangement pursuant to which Universal contributed its domestic production and distribution business to USA Networks in exchange for cash, common shares of USA Networks and securities exchangeable into common shares of USA Networks representing an effective 43% equity interest in USA Networks.


          The details of such arrangement and related agreements and other transactions may be found in a Schedule 13D Amendment filed, by such parties and certain of their affiliates, with respect to USA Networks, with the Commission on February 24, 1998, as amended from time to time.

          On December 16, 2001, Vivendi Universal entered into an agreement to acquirethrough a joint venture, subject to the satisfaction of certain conditions precedent, full control of the entertainment assets of USA Networks and Liberty Media's minority interest in multiThematiques S.A., a French entity. If and when such transactions are consummated, the arrangement mentioned among Seagram, Universal, USA Networks, HSN, Liberty Media and Barry Diller would be substantially amended. The details of such transactions may be found in a Schedule 13D Amendment filed, by such parties and certain of their affiliates, with respect to USA Networks, with the Commission on December 21, 2001 and the definitive proxy statement filed by USA Networks on [o].

                                   EXPENSES

          The following table sets forth the estimated expenses in connection with the distribution of the securities to be sold pursuant to this prospectus:


             SEC registration fee                                 $ 158,923.54
             Printing and engraving costs                              $25,000
             Legal fees and expenses                                   $25,000
             Miscellaneous                                             $10,000
                                                                 --------------
                  Total                                           $ 218,923.54
                                                             ==================


This table does not include underwriting discounts and commissions, if any, that would be paid by the selling shareholders.


                             PLAN OF DISTRIBUTION

          The Ordinary Shares represented by ADSs which may be sold by the selling shareholders or, to the extent permitted, its pledgees, donees, transferees or other successors-in-interest, pursuant to this prospectus, may be disposed of from time to time (in each case subject to the transfer restrictions described below) in one or more transactions, which may involve:

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers;
     o    an exchange of ADSs for Ordinary Shares or vice versa;
     o sales on the New York Stock Exchange, or any other principal market on which the Ordinary Shares or our ADSs trade at the time of sale, including directly with a market maker acting as principal;
     o privately-negotiated transactions, which include direct sales to purchasers and sales effected through agents;
     o a block trade in which the broker or dealer so engaged will attempt to sell Ordinary Shares represented by ADSs as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker or dealer as principal and resale by that broker or dealer for its own account;
     o an exchange distribution in accordance with the rules of that exchange or transactions in the over-the-counter market;
     o    transactions otherwise than in the over-the-counter market;
     o the writing of put or call or other options on the Ordinary Shares represented by ADSs;
     o the lending of Ordinary Shares represented by ADSs in connection with option transactions including loans to brokers or dealers who may, from time to time, sell

          Ordinary Shares represented by ADSs to cover short sales;
     o short sales of Ordinary Shares represented by ADSs and transactions covering short sales;
     o the pledge of the security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves sell or transfer Ordinary Shares represented by ADSs or their interest in such securities;
     o the disposition of Ordinary Shares represented by ADSs in connection with other hedging transactions with brokers, dealers or others;
     o the transfer of Ordinary Shares represented by ADSs by the selling shareholders to their partners, members or shareholders; or
     o    a combination of any of the above.

         The sale price pursuant to this prospectus may be:

     o    a fixed price;
     o    the market price prevailing at the time of sale;
     o    a price related to such prevailing market price;
     o    a negotiated price; or
     o any other price as the selling shareholders may determine, including sales below the market price.

          In addition, Ordinary Shares represented by ADSs may also be sold in private transactions or under Rule 144, rather than pursuant to this prospectus. The selling shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of Ordinary Shares represented by ADSs if they deem the purchase price to be unsatisfactory at any particular time.

          Market makers acting as principals, or brokers or dealers acting as agents for the selling shareholders or their customers, may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of Ordinary Shares represented by ADSs for whom such brokers or dealers may act as agents or to whom they may sell as principal or both, which compensation as to a particular broker or dealer might be in excess of customary commissions. Market makers and block purchasers purchasing Ordinary Shares represented by ADSs will do so for their own account and at their own risk. It is possible that the selling shareholders will attempt to sell Ordinary Shares represented by ADSs in block transactions to market makers or other purchasers at a price per share which may be below the then current market price. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The selling shareholders cannot ensure that all or any of the Ordinary Shares represented by ADSs offered pursuant to this prospectus will, in fact, be sold by the selling shareholders or that the selling shareholders will not sell, gift or otherwise transfer any such Ordinary Shares represented by ADSs by other means not described in this prospectus.

          The selling shareholders may be deemed to be acting as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act with respect to any Ordinary Shares represented by ADSs they offer and sell pursuant to this prospectus, and any such offers and sales may be deemed to be made indirectly on our behalf. In addition, any brokers, dealers or agents may be deemed to be "underwriters" within the meaning of the Securities Act in connection with the sale of the Ordinary Shares represented by ADSs offered pursuant to this prospectus. Accordingly, any discounts, concessions or commissions such broker, dealer or agent receives may be deemed to be underwriting compensation under the Securities Act.

          To our knowledge, there are currently no plans, arrangements or agreements between any of the selling shareholders and any underwriter, broker, dealer or agent regarding the sale of Ordinary Shares represented by ADSs by any of the selling shareholders pursuant to this prospectus, and there is no assurance that any such plans, arrangements or agreements will be entered into. If the selling shareholders enter into such a material plan, arrangement or agreement (other than for ordinary and customary trading fees, discounts, concessions or commissions) with an underwriter, a broker, dealer or agent, acting as principal, a prospectus supplement pursuant to Rule 424(b) under the Securities Act or a post-effective amendment to the registration statement, if required, will be filed and distributed, disclosing, in addition to those items previously mentioned:

     o    the name of any such underwriter, broker, dealer or agent;
     o    the number of Ordinary Shares represented by ADSs involved;
     o the price at which such Ordinary Shares represented by ADSs are to be sold;
     o the commissions paid or discounts or concessions allowed to such broker, dealer or agent where applicable;
     o    customary indemnification and contribution provisions, if any; and
     o    other facts material to the transaction.

          In order to comply with securities laws of certain jurisdictions, if applicable, Ordinary Shares represented by ADSs may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, Ordinary Shares represented by ADSs may not be sold unless they have been registered or qualified for sale in these jurisdictions, or an exemption from registration or qualification is available and complied with.

          The selling shareholders and any other persons participating in the sales of Ordinary Shares represented by ADSs pursuant to this prospectus may be subject to applicable provisions of the Exchange Act and the rules and regulations under such Act, including, without limitation, Regulation M. In general, Regulation M prohibits any person connected with a distribution of our Ordinary Shares represented by ADSs from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of our Ordinary Shares represented by ADSs.

         We have advised the selling shareholders that the anti-manipulation rules under the Exchange Act may apply to sales of Ordinary Shares represented by ADSs in the market and to the activities of the selling shareholders and any of their affiliates. The selling shareholders has advised us that, during the time that they may be engaged in sales of Ordinary Shares represented by ADSs registered under this prospectus, they will comply with Regulation M under the Exchange Act.

         The selling shareholders will pay all underwriting commissions, transfer taxes and other expenses associated with sales of Ordinary Shares represented by ADSs pursuant to this prospectus. However, we are obligated under the Merger Agreement to pay all registration expenses of the Ordinary Shares represented by ADSs.

RESTRICTIONS ON TRANSFERS

          Pursuant to the Merger Agreement, the selling shareholders agreed, from the date of the Merger Agreement until the date that is 18 months after the Closing, not to, without our consent, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of, or publicly disclose the intention to make any such offer, sale, pledge or disposition or enter into any such transaction, swap, hedge or other arrangement with respect to the Ordinary Shares or the ADSs representing the shares received pursuant to such agreement provided that such restrictions shall cease to apply to:

     (i) 18,300,000 Ordinary Shares or ADSs representing such shares, on and after the date of Closing, and

     (ii) an additional 9,543,218 Ordinary Shares or ADSs representing such shares, on and after the date that is 12 months after the date of Closing,

without, in each case, the prior written consent of Vivendi Universal. Notwithstanding the foregoing, with respect to the 18,300,000 Ordinary Shares or ADSs representing such shares referred to in clause (i) above, the selling shareholders may enter into swaps, hedges or other arrangements ("Hedges") that transfer, in whole or in part, any of the economic consequences of ownership of such Ordinary Shares or ADSs representing such shares prior to the date of Closing; provided, that the number of Ordinary Shares or ADSs representing such shares so Hedged on any day does not exceed twice the average worldwide daily trading volume for our Ordinary Shares and our ADSs during the five trading days preceding such day.


                            VALIDITY OF SECURITIES

          The validity of the Ordinary Shares being offered hereby will be passed upon by Jean-Francois Dubos, General Counsel of Vivendi Universal. The validity of the Ordinary Shares will be passed upon for any underwriters as set forth in the prospectus supplement, if any.


                                    EXPERTS

          The audited consolidated financial statements incorporated by reference to Form 20-F we filed on July 2, 2001, in this prospectus have been so included in reliance on the reports of Barbier Frinault & Cie (a member of the firm Arthur Andersen) and RSM Salustro Reydel, independent accountants, incorporated by reference herein and given on the authority of said firms as experts in auditing and accounting.

===============================================================================
















                               [GRAPHIC OMITTED]




                                   VIVENDI
                                   UNIVERSAL












===============================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS



Item 8.  Indemnification of Directors and Officers.

          The French commercial code provides that any clause of a corporation's statuts that conditions legal proceedings against the members of its board of directors or the chief executive officer on the prior approval or on the authorization of the general shareholders' meeting or which provides in advance for the waiver of such proceedings is void. The French commercial code also provides that a resolution adopted at a general shareholders' meeting cannot cause the extinction of an action brought against the members of the board of directors for damages due to breach of duty in their official capacity.

          We have Directors and Officers liability insurance that provides $200 million of protection for our officers and directors.

Item 9.  Exhibits.

2.1 Transaction Agreement, dated as of December 16, 2001, by and among Vivendi Universal, S.A., Universal Studios, Inc., USA Networks, Inc., USANi LLC,
Liberty Media Corporation and Barry Diller (incorporated by reference to the Vivendi Universal report of foreign private issuer on Form 6-K dated December 19, 2001).

3.1 Vivendi Universal, S.A. Restated Corporate statuts (organizational document) (English translation) (incorporated by reference to the Vivendi Universal annual report on Form 20-F dated July 2, 2001).

4.1 Deposit Agreement dated as of April 19, 1995, as amended and restated as of September 11, 2000, and as further amended and restated as of December 8, 2000, among Vivendi Universal, S.A., The Bank of New York, as Depositary, and all the Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder (incorporated by reference to the Vivendi Universal Registration Statement on Form 8-A dated December 29, 2000).

4.2 Agreement and Plan of Merger and Exchange, dated as of December 16, 2001, by and among Vivendi Universal, S.A., Universal Studios, Inc., Light France Acquisition 1, S.A.S., the additional merger subsidiaries listed on the signature page thereto, Liberty Media Corporation, Liberty Programming Company LLC, Liberty Programming France, Inc., LMC USA VI, Inc., LMC USA VII, Inc.,
LMC USA VIII, Inc., LMC USA X, Inc., Liberty HSN LLC Holdings, Inc., and the Liberty Holding Entities listed in the signature page thereto (incorporated by reference to the Vivendi Universal report of foreign private issuer on Form
6-K dated December 19, 2001).

5.1 Opinion of Jean-Francois Dubos regarding the validity of the securities registered.

23.1  Consent of RSM Salustro Reydel and Barbier Frinault & Cie.

23.2  Consent of RSM Salustro Reydel.

23.3  Consent of Jean-Francois Dubos (included in Exhibit 5.1).

24.1 Power of Attorney of certain officers and directors of Vivendi Universal, included on the signature page hereto.

Item 10. Undertakings.

We hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (5) For purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions of our statuts or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York on January 24, 2002.

                                      Vivendi Universal, S.A.


                                      By: /s/ George E. Bushnell III
                                          ------------------------------------
                                          Name:   George E. Bushnell III
                                          Title:  Vice President

                       POWER OF ATTORNEY AND SIGNATURES



          We, the undersigned officers and directors of Vivendi Universal, S.A., hereby severally constitute and appoint Jean-Marie Messier, Jean-Francois Dubos, John Preston and George E. Bushnell III (with full power to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




      Signature                                              Title                                 Date

      /s/ Jean-Marie Messier             Chairman of the Board of Directors and Chief        January 24, 2002
      ____________________                             Executive Officer
      Jean-Marie Messier

      /s/ Guillaume Hannezo              Chief Financial Officer (Principal Financial and    January 24, 2002
      ____________________                            Accounting Officer)
      Guillaume Hannezo

      /s/ Dominique Gibert               Senior Vice President, Finance (Deputy Chief        January 24, 2002
      ____________________                            Financial Officer)
      Dominique Gibert

      /s/ Pierre Lescure                 Director and Co-Chief Operating Officer             January 24, 2002
      ____________________
      Pierre Lescure

      /s/ Eric Licoys                    Director and Co-Chief Operating Officer             January 24, 2002
      ____________________
      Eric Licoys

      /s/ Bernard Arnault                Director                                            January 24, 2002
      ____________________
      Bernard Arnault

      ____________________               Director
      Jean-Louis Beffa


                                                                II-5





      /s/ Edgar Bronfman, Jr.            Director, Vice-Chairman of the          January 24, 2002
      ____________________               Board of Directors
      Edgar Bronfman, Jr.

      ____________________                      Director
      Edgar M. Bronfman

      /s/ Richard H. Brown                      Director                         January 24, 2002
      ____________________
      Richard H. Brown

      /s/ Jean-Marc Espalioux                   Director                         January 24, 2002
      ____________________
      Jean-Marc Espalioux

      /s/ Philippe Foriel-Destezet              Director                         January 24, 2002
      ____________________
      Philippe Foriel-Destezet

      /s/ Jacques Friedmann                     Director                         January 24, 2002
      ____________________
      Jacques Friedmann

      /s/ Esther Koplowitz                      Director                         January 24, 2002
      ____________________
      Esther Koplowitz

      /s/ Marie-Josee Kravis                    Director                         January 24, 2002
      ____________________
      Marie-Josee Kravis

      /s/ Henri Lachmann                        Director                         January 24, 2002
      ____________________
      Henri Lachmann

      /s/ Samuel Minzberg                       Director                         January 24, 2002
      ____________________
      Samuel Minzberg

      ____________________                      Director
      Simon Murray

      /s/ Serge Tchuruk                         Director                         January 24, 2002
      ____________________
      Serge Tchuruk

      /s/ Rene Thomas                           Director                         January 24, 2002
      ____________________
      Rene Thomas



                                     II-6



      /s/ Marc Vienot                           Director                         January 24, 2002
      ____________________
      Marc Vienot

      /s/ George E. Bushnell III        Authorized Representative                January 24, 2002
      ____________________                 in the United States
      George E. Bushnell III




                                     II-7



Exhibits



2.1 Transaction Agreement, dated as of December 16, 2001, by and among Vivendi Universal, S.A., Universal Studios, Inc., USA Networks, Inc., USANi LLC, Liberty Media Corporation and Barry Diller (incorporated by reference to the Vivendi Universal report of foreign private issuer on Form 6-K dated December 19, 2001).

3.1 Vivendi Universal, S.A. Restated Corporate statuts (organizational document) (English translation) (incorporated by reference to the Vivendi Universal annual report on Form 20-F dated July 2, 2001).

4.1 Deposit Agreement dated as of April 19, 1995, as amended and restated as of September 11, 2000, and as further amended and restated as of December 8, 2000, among Vivendi Universal, S.A., The Bank of New York, as Depositary, and all the Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder (incorporated by reference to the Vivendi Universal Registration Statement on Form 8-A dated December 29, 2000).

4.2 Agreement and Plan of Merger and Exchange, dated as of December 16, 2001, by and among Vivendi Universal, S.A., Universal Studios, Inc., Light France Acquisition 1, S.A.S., the additional merger subsidiaries listed on the signature page thereto, Liberty Media Corporation, Liberty Programming Company LLC, Liberty Programming France, Inc., LMC USA VI, Inc., LMC USA VII, Inc., LMC USA VIII, Inc., LMC USA X, Inc., Liberty HSN LLC Holdings, Inc., and the Liberty Holding Entities listed in the signature page thereto (incorporated by reference to the Vivendi Universal report of foreign private issuer on Form 6-K dated December 19, 2001).

5.1 Opinion of Jean-Francois Dubos regarding the validity of the securities registered.

23.1 Consent of RSM Salustro Reydel and Barbier Frinault & Cie.

23.2 Consent of RSM Salustro Reydel.

23.3 Consent of Jean-Francois Dubos (included in Exhibit 5.1).

24.1 Power of Attorney of certain officers and directors of Vivendi Universal, included on the signature page hereto.








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